UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 1, 2020

PACIFIC DRILLING S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-35345	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8-10, Avenue de la Gare L-1610 Luxembourg		Not Applicable
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: +352 27 85 81 35

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	PACD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On April 1, 2020, in light of the current business environment as impacted by the COVID-19 global pandemic, Pacific Drilling S.A. (the “Company”) implemented a Company-wide reduction in base salaries effective immediately, which will reduce the base salaries of Bernie G. Wolford, Jr., the Company’s Chief Executive Officer and the Company’s other executive officers by 10%.

In addition, the Company and each of its executive officers agreed that these salary reductions would not modify other rights under the executive’s Employment Agreement (for Mr. Wolford and James W. Harris, our Senior Vice President and Chief Financial Officer) or Severance and Change of Control Agreement (for the other executive officers) that are determined by reference to the executive’s base salary.  The base salary used for purposes of such provisions, including for purposes of calculating the target value of each executive’s annual bonus, will be no less than each executive’s base salary in effect on March 31, 2020.

Item 8.01Other Events.

In addition, in support of the Company-wide base salary reductions, effective April 1, 2020, the Board approved a 10% reduction in the Class A director retainer fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Pacific Drilling S.A. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

PACIFIC DRILLING S.A.

Dated: April 7, 2020	By	/s/ Lisa Manget Buchanan
Lisa Manget Buchanan
SVP, General Counsel & Secretary